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                                                                   EXHIBIT 10.51


                               SEVERANCE AGREEMENT

This agreement is made between TransTexas Gas Corporation and Simon Ward.

1. The employment agreement between Simon Ward and TransTexas Gas Corporation has expired, and Simon Ward is now an at-will employee of TransTexas Gas Corporation.

2. In the event of a termination for cause, salary shall cease on the effective date of termination. Salary and benefits earned to the date of termination will be paid in full. "Cause" shall mean:

     a. Willful neglect or mismanagement by Simon Ward of his reasonable duties, responsibilities, and obligations which results in significant material damage to the property or interest of TransTexas Gas Corporation; or

     b. Material breach of this agreement of the policies set forth in the Employee Handbook by Simon Ward, or

     c. Inability of Simon Ward to perform his duties, responsibilities and obligations by reason of illness, accident or other incapacity for a continuous period of six months.

3. Termination is without cause unless TransTexas Gas Corporation details the cause for termination in writing, meeting the definition of paragraph 2, at the time of termination. TransTexas Gas Corporation may terminate Simon Ward's employment without cause by giving Simon Ward written notice of termination. However, in the event that TransTexas Gas Corporation terminates Simon Ward other than for cause, TransTexas Gas Corporation shall pay Simon Ward his salary for twelve months past the termination of employment.

4. This agreement may not be assigned without the prior written approval of the other party.

5. Any disputes concerning or arising out of interpretation or application of this agreement shall be determined by final and binding arbitration under and in accordance with the rules and procedures of the American Arbitration's Association provided that the dispute is submitted to arbitration by written demand therefor delivered to and received by the other party within sixty days after occurrence of the event giving rise to the dispute.

6. If there is a conflict between TransTexas Gas Corporation personnel policies and this agreement, this agreement shall prevail.


Date:                                  Date:
     ------------------------------         ------------------------------

TransTexas Gas Corporation
                                       -----------------------------------
                                       Simon Ward

By:
   --------------------------------
Gerald Barkley, Personnel Manager